SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 1, 2006

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code  (310) 394-6000

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

ITEM 5.02                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of COO.

On November 1, 2006, Tony Grossi was appointed as the Company’s Executive Vice President, Chief Operating Officer and Chief Economist beginning on January 8, 2007. Mr. Grossi, 47, has been the Executive Vice President, Operations of The Cadillac Fairview Corporation Limited (“Cadillac Fairview”) since 2002 where he is responsible for leading Cadillac Fairview’s Canadian and United States real estate operations, encompassing five regional portfolios, national operations, marketing, tenant relations and property tax.  Mr. Grossi joined Cadillac Fairview in 1985 and prior to his current position, he was Senior Vice President of the Greater Toronto Area Portfolio from 1995 through 2001.  Cadillac Fairview is one of North America’s largest investors, owners and managers of commercial real estate.

Employment Agreement.

In connection with Mr. Grossi’s appointment, the Company entered into an employment agreement with Mr. Grossi dated November 1, 2006 (the “Employment Agreement”).  The term of the Employment Agreement begins on January 8, 2007 and ends on December 31, 2009.  Under the Employment Agreement Mr. Grossi will receive an annual base salary of $500,000, subject to discretionary increases.  Mr. Grossi will also be entitled to participate in all annual bonus, incentive, stock incentive, LTIP, savings and retirement plans, practices, policies and programs applicable generally to other executive officers of the Company.  He and/or his family will also be eligible to participate in and will receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company generally to other executive officers of the Company.

In connection with its approval of the Employment Agreement, the Compensation Committee approved a prospective grant of $3,750,000 of LTIP units under the Company’s 2006 Long-Term Incentive Plan to Mr. Grossi.  The grant date will be his first day of employment and the number of LTIP units will be determined based on the Company’s closing stock price on the grant date.   A relocation package was also approved which provides for payment of his moving costs to Los Angeles, California, his housing rent for up to eight months and the commission on the sale of his home in Canada.

The Employment Agreement provides for various payments to Mr. Grossi or his beneficiaries in the event of his death, disability or termination of employment.  In the event of death or disability, during the remainder of the term of the Employment Agreement, the Company will continue to pay Mr. Grossi or his beneficiaries, as applicable, his annual base salary at the same time and in the same manner as if he had continued to perform services under the Employment Agreement.  If Mr. Grossi’s employment is terminated by the Company for “cause,” the Employment Agreement terminates without further obligation to him except for payment of accrued amounts (including any deferred compensation).  If the Company terminates

Mr. Grossi’s employment other than for death, disability or cause, the Company is required to pay him a lump sum equal to two times the aggregate of (i) his base salary and (ii) target bonus for one year (which lump sum payment shall deemed to be $2,500,000 in the aggregate), less standard withholdings and deductions, plus any accrued obligations.  In addition, if at any time during the 24 months immediately following the term of the Employment Agreement, Mr. Grossi’s employment is terminated other than for death, disability or cause, he will receive a pro rata portion of the above amount based on the number of months remaining in such 24 month period.  This provision will survive any termination of the Employment Agreement.

Indemnification Agreement.

In connection with Mr. Grossi’s employment, the Company will enter into an Indemnification Agreement effective January 8, 2007 with Mr. Grossi pursuant to which he is entitled to be indemnified and advanced expenses to the maximum extent provided by Maryland law if he is or is threatened to be made a party to a proceeding by reason of his status as an officer of the Company.  The Indemnification Agreement will provide, among other things, for indemnification against expenses, judgments, fines and settlements in connection with covered, threatened or pending litigation, inquiries or investigations.

This description of the terms of the Indemnification Agreement is qualified in its entirety by a reference to the form of Indemnification Agreement for executive officers filed as Exhibit 10.46 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Management Continuity Agreement.

In addition, the Company will enter effective January 8, 2007 into a Management Continuity Agreement with Mr. Grossi which provides benefits to him if within two years following a change of control his employment is terminated for no reason or any reason other than cause, death or disability or by the executive for good reason.  This agreement will specifically supersede any provisions of the Employment Agreement that would otherwise apply after a change of control and a termination of employment.  For a description of the terms of the Management Continuity Agreement, see the Company’s Current Report on Form 8-K, event date October 26, 2006 which description is hereby incorporated by reference.

There are no arrangements or understandings between Mr. Grossi and any other persons pursuant to which he was selected as Executive Vice President, Chief Operating Officer and Chief Economist of the Company.  Cadillac Fairview is a wholly-owned subsidiary of Ontario Teachers’ Pension Plan Board (“Ontario”) which is the Company’s joint venture partner in the Company’s subsidiary, Pacific Premier Retail Trust (“PPRT”).  Ontario has a 49% economic interest and the Company has a 51% economic interest in PPRT and management control is shared equally.  In his current position at Cadillac Fairview, Mr. Grossi manages Ontario’s interest in PPRT.  PPRT owns seven regional malls on the West Coast and has $1.026 billion in assets as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

10.1*       Form of Indemnification Agreement.

*                                         Previously filed as Exhibit 10.46 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on November 2, 2006.

THE MACERICH COMPANY

By: RICHARD A. BAYER

/s/ Richard A. Bayer
Executive Vice President,
Chief Legal Officer
and Secretary

EXHIBIT INDEX

10.1*       Form of Indemnification Agreement.

*                                         Previously filed as Exhibit 10.46 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference.